Exhibit 4 - Specimen Stock Certificate

INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA

                NUMBER                                        SHARES

                    COMMON STOCK

SIGA RESOURCES, INC.
COMMON STOCK  300,000,000 AUTHORIZED, $.001 PAR VALUE

                                                        CUSIP -

THIS CERTIFIES THAT

is the Owner of

Shares of the Capital Stock of

SIGA RESOURCES, INC.

transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

In Witness Whereof the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal to be hereunto affixed at this  day of  A.D. .

             Siga Resources, Inc.                   ARUN KUMAR             ROHIT SINGH
Seal                                      President                 Secretary
Nevada

Transfer Agent:
Action Stock Transfer Corp.
Suite 300 - 7069 S. Highland Drive
Salt lake City, Utah, 84121

                Shares                                   Each

SPECIMEN